Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of income illustrate how the results of operations of the Company and CBBI may have appeared had the merger actually occurred as of the date or at the beginning of the periods presented.  The unaudited pro forma condensed combined balance sheet as of June 30, 2004 assumes the merger was completed on that date.  The unaudited pro forma condensed combined statements of income for the three and six months ended June 30, 2004 give effect to the merger as if the merger had been completed on January 1, 2004.  The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to reflect expected results of operations in future periods.

Pursuant to the Agreement and Plan of Merger, dated April 22, 2004, by and between the Company and CBBI, the Company completed its merger with CBBI on September 15, 2004.  In the merger, the Company paid an aggregate of approximately 11.9 million shares of common stock and $88.9 million in cash.  Each share of CBBI common stock was converted into the right to receive, at the election of shareholders, either 3.38664 shares of the Company’s common stock, or $95.2052 in cash. Shareholders who did not make an election received a combination of cash and the Company’s common stock in exchange for their CBBI shares.

The merger is being accounted for in accordance with SFAS 141.  Accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the merger date as summarized below. The Company is in the process of obtaining third-party valuations of certain intangible assets; thus the allocation of the purchase price is subject to refinement.  The pro forma adjustments include the estimated impact of purchase price allocation adjustments and the elimination of reported one-time merger-related charges that are not expected to affect future periods’ results of operations.  The pro forma adjustments exclude the impact of merger-related restructuring charges, integration costs and cost synergies that are expected to be recognized in future periods.

Central Pacific Financial Corp. and CB Bancshares, Inc.

Pro Forma Condensed Combined Balance Sheet

As of  June 30, 2004

	June 30, 2004		Pro Forma		Pro Forma
	CPF	CBBI	Adjustments		Combined

Assets:
Cash and due from banks	$67,873	$53,794	$(88,930	)(A)	$62,737
			30,000	(B)
Interest-bearing deposits in other banks	41,247	1,118			42,365
Federal funds sold	3,500	6,170			9,670
Investment securities:
Held to maturity, at amortized cost	30,756	101,154	80	(C)	131,990
Available for sale, at fair value	627,683	267,429	(9,031	)(D)	886,081
Total investment securities	658,439	368,583	(8,951)		1,018,071
Loans held for sale	1,382	8,001			9,383
Loans	1,619,086	1,399,818	(6,421	)(E)	3,012,483
Less allowance for loan losses	24,934	28,562	(3,752	)(F)	49,744
Net loans	1,594,152	1,371,256	(2,669)		2,962,739
Premises and equipment	57,958	16,341	1,940	(G)	76,239
Other real estate	1,518	84			1,602
Goodwill	—	—	283,926	(H)	283,926
Core deposit premium	—	—	51,769	(I)	51,769
Other assets	72,760	58,144	(12,075	)(J)	119,319
	—	—	490	(K)	—
Total assets	$2,498,829	$1,883,491	$255,500		$4,637,820

Liabilities and stockholders’ equity:
Deposits:
Noninterest-bearing deposits	456,333	245,260			701,593
Interest-bearing deposits	1,475,496	1,126,532	—		2,602,028
Total deposits	1,931,829	1,371,792	—		3,303,621

Short-term borrowings	17,469	55,400	(6	)(L)	72,863
Long-term debt	323,088	244,380	6,062	(M)	603,530
			30,000	(B)
Minority interest	10,062	2,720			12,782
Other liabilities	16,697	25,351	3,752	(F)	99,580
			(1,994	)(D)
			20,682	(N)
			9,513	(O)
			29,561	(P)
	—	—	(3,982	)(Q)	—
Total liabilities	2,299,145	1,699,643	93,588		4,092,376

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	10,080	4,434	(4,434	)(R)	10,080
Surplus	45,848	105,755	(105,755	)(R)	394,606
			334,168	(S)
			14,648	(T)
			(58	)(U)
Retained earnings	154,064	75,007	(75,007	)(R)	154,064
Deferred stock awards	(93)	—	—	(R)	(93)
Unreleased shares to employee stock ownership plan	—	(1,245)	1,245	(R)	—
Accumulated other comprehensive income, net	(10,215)	(103)	103	(R)	(13,213)
	—	—	(2,998	)(D)	—
Total stockholders’ equity	199,684	183,848	161,912		545,444

Total liabilities and stockholders’ equity	$2,498,829	$1,883,491	$255,500		$4,637,820

Central Pacific Financial Corp. and CB Bancshares, Inc.

Pro Forma Condensed Combined Income Statement

Three months ended June 30, 2004

	Three Months Ended
	June 30, 2004		Pro Forma		Pro Forma
	CPF	CBBI(1)	Adjustments		Combined

Interest income:
Interest and fees on loans	$21,134	$22,002	$1,085	(V)	$44,221
Interest and dividends on investment securities:
Taxable interest	5,546	3,325	(10	)(W)	8,861
Tax-exempt interest	1,018	359			1,377
Dividends	191	318			509
Other interest income	10	6	—		16
Total interest income	27,899	26,010	1,075		54,984

Interest expense:
Interest on deposits	2,943	2,876			5,819
Interest on short-term borrowings	67	293	6	(X)	366
Interest on long-term debt	2,272	2,370	(693	)(Y)	4,287
	—	—	338	(Z)	—
Total interest expense	5,282	5,539	(349)		10,472

Net interest income	22,617	20,471	1,424		44,512
Provision for loan losses	300	500	—		800
Net interest income after provision for loan losses	22,317	19,971	1,424		43,712

Other operating income:
Income from fiduciary activities	582	—			582
Service charges on deposit accounts	1,368	1,160			2,528
Other service charges and fees	1,444	1,861			3,305
Investment securities gains	—	2,822			2,822
Gains on sales of loans	75	585			660
Other	626	7,897	—		8,523
Total other operating income	4,095	14,325	—		18,420

Other operating expense:
Salaries & employee benefits	7,365	7,718			15,083
Net occupancy	1,009	1,809	10	(AA)	2,828
Equipment	631	469			1,100
Amortization of core deposit intangible	—	—	1,936	(BB)	1,936
Merger related expenses	—	1,933	(1,933	)(CC)	—
Other	5,113	4,414	(257	)(CC)	9,296
	—	—	26	(DD)	—
Total other operating expense	14,118	16,343	(218)		30,243

Income before income taxes	12,294	17,953	1,642		31,889
Income taxes	3,626	6,132	656	(EE)	10,414
Net income	$8,668	$11,821	$986		$21,475

Earnings per share:
Basic	$0.54	$2.71			$0.77
Diluted	$0.53	$2.63			$0.75

Weighted average shares outstanding:
Basic	16,098	4,368			27,985
Diluted	16,391	4,493			28,545

Central Pacific Financial Corp. and CB Bancshares, Inc.

Pro Forma Condensed Combined Income Statement

Six months ended June 30, 2004

	Six Months Ended
	June 30, 2004		Pro Forma		Pro Forma
	CPF	CBBI(1)	Adjustments		Combined

Interest income:
Interest and fees on loans	$42,425	$44,315	$1,987	(V)	$88,727
Interest and dividends on investment securities:
Taxable interest	10,627	7,109	(19	)(W)	17,717
Tax-exempt interest	2,009	745			2,754
Dividends	408	632			1,040
Other interest income	42	12	—		54
Total interest income	55,511	52,813	1,968		110,292

Interest expense:
Interest on deposits	5,868	5,587			11,455
Interest on short-term borrowings	103	835	6	(X)	944
Interest on long-term debt	4,222	4,663	(1,307	)(Y)	8,254
	—	—	676	(Z)	—
Total interest expense	10,193	11,085	(625)		20,653

Net interest income	45,318	41,728	2,593		89,639
Provision for loan losses	600	1,000	—		1,600
Net interest income after provision for loan losses	44,718	40,728	2,593		88,039

Other operating income:
Income from fiduciary activities	1,131	—			1,131
Service charges on deposit accounts	2,811	2,252			5,063
Other service charges and fees	2,695	3,495			6,190
Investment securities gains	—	5,175			5,175
Gains on sales of loans	114	1,651			1,765
Other	1,255	9,197	—		10,452
Total other operating income	8,006	21,770	—		29,776

Other operating expense:
Salaries & employee benefits	15,571	15,693			31,264
Net occupancy	2,103	3,532	20	(AA)	5,655
Equipment	1,199	1,042			2,241
Amortization of core deposit intangible	—	—	3,861	(BB)	3,861
Merger related expenses	—	2,281	(2,281	)(CC)	—
Other	9,773	8,337	(404	)(CC)	17,763
	—	—	57	(DD)	—
Total other operating expense	28,646	30,885	1,253		60,784

Income before income taxes	24,078	31,613	1,340		57,031
Income taxes	7,500	9,990	535	(EE)	18,025
Net income	$16,578	$21,623	$805		$39,006

Earnings per share:
Basic	$1.03	$4.98			$1.39
Diluted	$1.01	$4.84			$1.37

Weighted average shares outstanding:
Basic	16,089	4,339			27,976
Diluted	16,401	4,466			28,556

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)           Results of operations for CBBI include an after-tax gain of $2.8 million on the early payoff of asset-backed securities, an after-tax lawsuit settlement of $2.8 million, and an after-tax gain of $1.9 million on the sale of a foreclosed property which are not expected to recur in future periods.

(A)          Represents the cash component of the merger consideration of $20.00 per share of CBBI common stock outstanding, plus additional cash in lieu of fractional shares. As of the effective date of the merger, there were 4,444,088 shares of CBBI common stock outstanding, net of 97,615 shares owned by the Company.

(B)           Represents the cash proceeds from the issuance of $30.0 million in trust preferred securities issued to finance a portion of the cash component of the merger consideration.

(C)           Adjustment to increase the book value of the held-to-maturity investment securities portfolio to fair value.  The adjustment will be recognized using the interest method over the estimated remaining life of the held-to-maturity investment securities portfolio.

(D)          Represents the elimination of the carrying value of CBBI common stock owned by the Company.

(E)           Adjustment to reduce the carrying value of the loan and lease portfolio to fair value.  The adjustment will be recognized using the interest method over the estimated remaining life of the loan and lease portfolio.

(F)           Represents the reclassification of CBBI’s reserve for off-balance sheet credit risk to other liabilities to be consistent with the Company’s accounting treatment.

(G)           Adjustment to increase the book value of premises and equipment to fair value.  The adjustment will be recognized on a straight-line basis over the remaining depreciable lives of the respective assets.

(H)          Adjustment to record goodwill created as a result of the merger.

(I)            Core deposit intangible recorded, representing a premium of 4.57% on core deposits acquired.  The core deposit intangible represents the estimated future economic benefit resulting from the acquired deposits and was determined considering expected attrition of balances, the estimated life of the deposit accounts and the expected cost of funds relative to alternative funding sources.  The intangible will be amortized on an accelerated basis over a period of approximately ten years.

(J)            Represents transaction costs paid and capitalized by the Company as of the balance sheet date.

(K)          Adjustment to increase the book value of mortgage servicing rights, included in other assets, to fair value.  The adjustment will be recognized on a straight-line basis over the expected remaining life of the servicing asset.

(L)           Adjustment to reduce the book value of short-term borrowings to fair value.  The adjustment will be recognized using the effective interest method over the remaining contractual term of the respective borrowings.

(M)         Adjustment to increase the book value of long-term debt to fair value.  The adjustment will be recognized using the effective interest method over the remaining contractual term of the respective debt instruments.

(N)          Represents the deferred tax liability recorded on the core deposit intangible.

(O)          Represents accrual of estimated transaction costs not paid as of the balance sheet date.

(P)           Represents accrual of estimated merger-related costs, net of taxes, including change-in-control payments to be made to CBBI executives, severance payments, lease termination fees, and other costs expected to be incurred in connection with the exiting of CBBI activities and facilities.

(Q)          Represents the net deferred tax impact of the fair value adjustments to asset and liability carrying values.

(R)           Represents elimination of CBBI equity accounts.

(S)           Represents the value of the 11.9 million shares of the Company’s common stock issued in the merger transaction.

(T)           Represents the fair value of stock options issued in exchange for outstanding CBBI stock options.

(U)          Represents stock issuance costs paid.

(V)           An adjustment of $6,421,000 was recorded to decrease the book value of the loan and lease portfolio to fair value.  The adjustment will be recognized using the interest method over the estimated remaining life of the loan and lease portfolio.  The pro forma impact of the adjustment is reflected as an increase in interest income.

(W)         An adjustment of $80,000 was recorded to increase the book value of the held-to-maturity investment securities portfolio to fair value.  The adjustment will be recognized using the interest method over the estimated remaining life of the held-to-maturity investment securities portfolio.  The pro forma impact of the adjustment is reflected as a reduction in interest income.

(X)          An adjustment of $6,000 was recorded to reduce the book value of short-term borrowings to fair value.  The adjustment will be recognized using the effective interest method over the remaining contractual term of the respective borrowings.  The pro forma impact of the adjustment is reflected as an increase in interest expense.

(Y)           An adjustment of $6,062,000 was recorded to increase the book value of long-term debt to fair value.  The adjustment will be recognized using the effective interest method over the remaining contractual term of the respective debt instruments.  The pro forma impact of the adjustment is reflected as a reduction in interest expense.

(Z)           To finance the cash component of the merger consideration, the Company issued long-term debt in the form of subordinated notes underlying trust preferred securities.  The pro forma adjustments reflect the estimated increase in interest expense that would have been recorded had the merger occurred, and consequently the debt instruments been issued, at the beginning of the periods presented.  The pro forma adjustments were calculated using the interest rates applicable to each instrument at the time each instrument was issued.

(AA)       An adjustment of $1,940,000 was recorded to increase the book value of premises and equipment to fair value.  The adjustment will be recognized on a straight-line basis over the remaining depreciable lives of the respective assets.  The pro forma impact of the adjustment is reflected as an increase in net occupancy expense.

(BB)        A core deposit intangible of $51,769,000 was recorded, representing a premium of 4.57% on core deposits acquired.  The core deposit intangible represents the estimated future economic benefit resulting from the acquired deposits and was determined considering expected attrition of balances, the estimated life of the deposit accounts and the expected cost of funds relative to alternative funding sources.  The intangible will be amortized on an accelerated basis over a period of approximately ten years.

(CC)        Pro forma adjustments reflect the elimination of one-time merger related charges that are included in the historical results of operations but are not expected to affect ongoing results of operations.

(DD)       An adjustment of $490,000 was recorded to increase the book value of mortgage servicing rights, included in other assets, to fair value.  The adjustment will be recognized on a straight-line basis over the expected remaining life of the servicing asset.  The pro forma impact of the adjustment is reflected as an increase in other expense.

(EE)         Represents the tax effect of the pro forma adjustments using the Company’s statutory tax rate of 39.95%.